[ARTHUR ANDERSEN LETTERHEAD]

                                                       Arthur Andersen LLP

                                                       711 Louisiana Street
                                                       Suite 1300
                                                       Houston, Texas 77002-2786
                                                       713 237 2323

June 25, 1997

Mr. Tom Winn
President
Nevada Gold & Casinos, Inc.
3040 Post Oak Boulevard
Suite 675
Houston, Texas 77056

Dear Mr. Winn:

This is to confirm that the client-auditor relationship between Nevada Gold & Casinos, Inc.(Commission File Number 0-8927) and Arthur Andersen LLP has ceased.

Very truly yours,

/s/ARTHUR ANDERSEN LLP


Copy to:     Mr. Michael A. Sutton, Chief Accountant
             Securities and Exchange Commission